NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2021 SECOND QUARTER RESULTS

Second Quarter Highlights:
•Kaman revises full year outlook for 2021
•Net sales from continuing operations of $182.4 million, up 2.5% over the prior year period; Organic sales up 5.4% over the prior year period
•Gross profit from continuing operations of $61.9 million; Gross margin of 34.0%
•Earnings from continuing operations of $11.9 million, up $12.0 million over the prior year period
•Diluted earnings per share from continuing operations of $0.42; Adjusted diluted earnings per share from continuing operations* of $0.56, up 56% from prior year period
•Adjusted EBITDA from continuing operations* of $26.9 million, or 14.8%, up 480 basis points from the first quarter of 2021 and 140 basis points from the second quarter of 2020
•Year-to-date net cash used in operating activities of $14.7 million; Adjusted Free Cash Flow* of $2.3 million, a $91.3 million improvement over the prior year period
•James G. Coogan appointed Senior Vice President and Chief Financial Officer

BLOOMFIELD, Conn. (August 5, 2021) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended July 2, 2021.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	July 2, 2021	July 3, 2020	Change

Net sales from continuing operations	$182,394	$177,890	$4,504

Operating income from continuing operations:
Operating income (loss) from continuing operations	$14,832	$(2,770)	$17,602
% of sales	8.1%	(1.6)%	9.7%
Adjustments	$2,930	$16,382	$(13,452)
Adjusted operating income from continuing operations*	$17,762	$13,612	$4,150
% of sales	9.7%	7.7%	2.0%

Adjusted EBITDA from continuing operations*:
Earnings (loss) from continuing operations	$11,856	$(100)	$11,956
Adjustments	15,088	24,017	(8,929)
Adjusted EBITDA from continuing operations*	$26,944	$23,917	$3,027
% of sales	14.8%	13.4%	1.4%

Earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$0.42	$0.00	$0.42
Adjustments	0.14	0.36	(0.22)
Adjusted diluted earnings per share from continuing operations*	$0.56	$0.36	$0.20

Ian K. Walsh, Chairman, President and Chief Executive Officer, commented, “Our strong second quarter results speak to the broad diversity of our product offerings as we continue to see sequential improvements for our Medical and Industrial products and higher sales on our Defense products. Looking at the remainder of the year, we continue to see strong order rates for our Medical and Industrial products and we anticipate a meaningful recovery for our Commercial, Business and General Aviation products, providing us confidence in raising our full year outlook for Adjusted EBITDA* and Adjusted Diluted earnings per share*."

"We recorded GAAP diluted earnings per share of $0.42 in the quarter. When adjusted*, we earned diluted earnings per share of $0.56, a 55.6% increase over the adjusted diluted earnings per share* of $0.36 earned in the second quarter of 2020. Strong gross margin performance in the quarter, up 210 basis points to 34.0%, coupled with the 40 basis point improvement in S,G&A as a percentage of sales of 21.2% led to improved profitability for the period. This improvement demonstrates the power of our newly deployed Operations Excellence model."

"Investments in product development continue to be a primary focus for us as we look to drive future organic growth. In the quarter, we made significant progress on our new purpose built medium-lift autonomous aerial vehicle with several successful test flights and early testing of its external cargo capability. These test flights demonstrate our proof of concept and the ability of our aircraft to perform in real world conditions. As we look to the remainder of the year, we anticipate we will make further progress on this aircraft, as well as our other R&D initiatives, while continuing to build on our portfolio of highly engineered products through strategic acquisitions."

Management's Commentary on Second Quarter Results:

Net sales for the quarter increased 2.5% when compared to the second quarter of 2020 and 6.3% sequentially. Organic sales*, which excludes sales from our former U.K. composite operations, increased 5.4% from the second quarter of 2020 and increased 7.3% from the first quarter of 2021. These improvements were the result of increased sales on our Medical and Industrial products, partially offset by lower sales volume of our Commercial, Business and General Aviation products.

Higher sales volume of our miniature bearings contributed to recoveries in our Medical and Industrial end markets. Coupled with the increase in sales of our medical and analytical devices, our Medical products delivered a 54.8% increase in sales over the second quarter of 2020 and 11.1% over the first quarter of 2021. Sales for our Industrial products increased 28.2% when compared to the second quarter of 2020 and 15.3% sequentially. We continue to see high order intake for these product offerings and expect strong performance through the remainder of the year.

Sales of our Defense products and Commercial, Business and General Aviation products decreased 1.4% and 14.1%, respectively, on a GAAP basis from the prior year period. Prior year sales of our Defense and Commercial, Business and General Aviation products included $3.6 million and $1.2 million, respectively, of sales from our former U.K. composites operations.

Organic sales* for our Defense products increased 2.3% when compared to the second quarter of 2020 and 16.2% when compared to the first quarter of 2021. The sequential increase was due in large part to the mix of sales on our Joint Programmable Fuze program offset by a modest decrease in our other defense offerings. During the quarter we delivered 8,200 fuzes, bringing our total year-to-date deliveries to 16,290 units, and we continue to expect to deliver 30,000 to 35,000 Joint Programmable Fuzes for the full year.

Organic sales* for our Commercial, Business and General Aviation products decreased 11.8% from the second quarter of 2020 and 13.0% from the first quarter of 2021. This sequential decrease was due to a 13.1% decrease in sales for our commercial aviation products and the absence of a K-MAX® aircraft sale in the quarter, partially offset by a 10.9% increase in sales for other general and business aviation products. Based on lead times with our customers, we anticipated the second quarter being the low point in demand for 2021 and, thus, we expect a meaningful ramp in sales for these products in the second half of the year.

Chief Financial Officer, James G. Coogan, commented, "In the quarter, we used $12.3 million of cash from operating activities which contributed to our Free Cash Flow* usage of $15.7 million. For the year-to-date period we have used $14.7 million in cash from operating activities; however, this included a $25.1 million payment for the acquired retention plans at Bal Seal. When adjusted for this payment, our Free Cash Flow* was $2.3 million in the first half of the year compared to a usage of $89.0 million in the first half of 2020, a significant improvement, as we benefited from improved collections on our JPF program and overall cash management across the company."

"Adjusted EBITDA margin from continuing operations* increased 480 basis points sequentially to 14.8% in the quarter demonstrating our commitment to our new Operations Excellence model while remaining agile in this dynamic environment."

"We are revising our full year outlook based on our strong performance in the first half of 2021 and the anticipated recovery in our Commercial, Business and General Aviation products in the second half of the year, while remaining mindful of the timing of the recovery in the commercial aerospace market. We are lowering our sales range to $715 million to $735 million, while increasing our expectations for Adjusted EBITDA* to $87.5 million to $97.5 million and Adjusted Diluted Earnings per share* to $1.70 to $1.95. These new ranges reflect lower expected sales on our lower margin structures programs and our continued focus on improved profitability. We continue to expect Adjusted Free Cash Flow of $30.1 million to $40.1 million for the full year."

2021 Outlook

(in millions)	2020	2021 Outlook
	Actual	Low End	High End
Sales
Sales from continuing operations	$784.5	$715.0	$735.0
Sales of Disposed Business(1)	21.5	—	—
Organic Sales*	$763.0	$715.0	$735.0

Adjusted EBITDA*
Earnings from continuing operations	$(70.4)	$41.8	$48.8
Adjustments	173.3	45.7	48.7
Adjusted EBITDA* from continuing operations	$102.9	$87.5	$97.5
Adjusted EBITDA margin* from continuing operations	13.1%	12.2%	13.3%

Adjusted Diluted Earnings Per Share*
Diluted Earnings Per Share	$(2.54)	$1.50	$1.75
Adjustments	4.65	0.20	0.20
Adjusted Diluted Earnings Per Share*	$2.11	$1.70	$1.95

Cash Flow
Operating cash flow from continuing operations	$16.5	$25.0	$35.0
Bal Seal Acquisition Retention Payment	—	25.1	25.1
Cash used for the purchase of property, plant and equipment	(17.8)	(20.0)	(20.0)
Adjusted Free Cash Flow*	$(1.3)	$30.1	$40.1

Discretionary Pension Contribution	$10.0	$10.0	$10.0
(1) In the first quarter of 2021 the Company sold its U.K Composites Business which did not qualify for reporting as a discontinued operation under GAAP. In 2021 we will record sales of $1.7 million for this business which was not contemplated as part of our outlook for the year.
(2) Operating cash flow from continuing operations include the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners that was accounted for as compensation expense under ASC 805 in 2020.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, August 6, 2021, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 1672665) or via the Internet at www.kaman.com. Please go to the website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 1672665.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the Aerospace, Defense, Industrial and Medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.

More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed or businesses disposed of that did not qualify for accounting as a discontinued operation during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and six-month fiscal periods ended July 2, 2021 and July 3, 2020, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 2. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net sales	$182,394	$177,890	$354,010	$385,212
Acquisition Sales	—	—	—	—
Sales of Disposed Business	—	4,812	1,704	13,298
Organic Sales	$182,394	$173,078	$352,306	$371,914
$ Change	9,316		(19,608)
% Change	5.4%		(5.3)%

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 5, 2021.

Table 3. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$182,394	$177,890	$354,010	$385,212
GAAP - Operating income (loss) from continuing operations	$14,832	$(2,770)	$20,445	$(7,192)
% of GAAP net sales	8.1%	(1.6)%	5.8%	(1.9)%

Adjustments
Restructuring and severance costs	1,516	4,484	2,868	6,279
Costs associated with corporate development activities	415	679	415	2,466
Bal Seal acquisition costs	—	(36)	—	8,447
Cost of acquired Bal Seal retention plans	—	5,704	—	11,407
Inventory step-up associated with Bal Seal acquisition	—	1,178	—	2,355
Costs from transition services agreement	999	4,373	1,704	8,513
Reversal of employee tax-related matters in foreign operations	—	—	—	(1,211)
Reversal of environmental accrual at GRW	—	—	—	(264)
Loss (gain) on sale business	—	—	234	(493)
Total adjustments	$2,930	$16,382	$5,221	$37,499

Adjusted Operating Income	$17,762	$13,612	$25,666	$30,307
% of GAAP net sales	9.7%	7.7%	7.3%	7.9%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the periods presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and six-month fiscal periods ended July 2, 2021 and July 3, 2020. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 4. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$182,394	$177,890	$354,010	$385,212

Earnings (loss) from continuing operations, net of tax	11,856	(100)	19,840	(507)

Interest expense, net	4,335	5,808	8,586	9,055
Income tax expense (benefit)	5,502	(1,258)	5,709	(1,701)
Non-service pension and post retirement benefit income	(6,577)	(4,062)	(13,220)	(8,125)
Other expense, net	158	(108)	447	110
Depreciation and amortization	9,182	10,305	18,391	19,814
Other Adjustments:
Restructuring and severance costs	1,516	4,484	2,868	6,279
Cost associated with corporate development activities	415	679	415	2,466
Bal Seal acquisition costs	—	(36)	—	8,447
Cost of acquired Bal Seal retention plans	—	5,704	—	11,407
Inventory step-up associated with Bal Seal acquisition	—	1,178	—	2,355
Costs from transition services agreement	999	4,373	1,704	8,513
Income from transition services agreement	(442)	(3,050)	(917)	(6,024)
Reversal of employee tax-related matters in foreign operations	—	—	—	(1,211)
Reversal of environmental accrual at GRW	—	—	—	(264)
Loss (gain) on sale of business	—	—	234	(493)
Adjustments	$15,088	$24,017	$24,217	$50,628

Adjusted EBITDA from continuing operations	$26,944	$23,917	$44,057	$50,121
Adjusted EBITDA margin	14.8%	13.4%	12.4%	13.0%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 5, 2021.

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$1,516	$4,484	$2,868	$6,279
Costs associated with corporate development activities	415	679	415	2,466
Bal Seal acquisition costs	—	(36)	—	8,447
Cost of acquired Bal Seal retention plans	—	5,704	—	11,407
Inventory step-up associated with Bal Seal acquisition	—	1,178	—	2,355
Costs from transition services agreement	999	4,373	1,704	8,513
Income from transition services agreement	(442)	(3,050)	(917)	(6,024)
Reversal of employee tax-related matters in foreign operations	—	—	—	(1,211)
Reversal of environmental accrual at GRW	—	—	—	(264)
Tax expense on sale of UK operations	1,799	—	287	—
Loss (gain) on sale of business	—	—	234	(493)
Adjustments, pre tax	$4,287	$13,332	$4,591	$31,475

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$322	$1,143	$596	$1,601
Costs associated with corporate development activities	88	173	86	629
Bal Seal acquisition costs	—	(9)	—	2,154
Cost of acquired Bal Seal retention plans	—	1,455	—	2,909
Inventory step-up associated with Bal Seal acquisition	—	300	—	601
Costs from transition services agreement	212	1,115	354	2,171
Income from transition services agreement	(94)	(778)	(191)	(1,536)
Employee tax-related matters in foreign operations	—	—	—	(309)
Reversal of environmental accrual at GRW	—	—	—	(67)
Tax expense on sale of UK operations	—	—	—	—
Loss (gain) on sale of business	—	—	—	(126)
Tax effect of Adjustments	$528	$3,399	$845	$8,027

Adjustments to Earnings from Continuing Operations, net of tax
GAAP Earnings (loss) from continuing operations, as reported	$11,856	$(100)	$19,840	$(507)
Restructuring and severance costs	1,194	3,341	2,272	4,678
Costs associated with corporate development activities	327	506	329	1,837
Bal Seal acquisition costs	—	(27)	—	6,293
Cost of acquired Bal Seal retention plans	—	4,249	—	8,498

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Inventory step-up associated with Bal Seal acquisition	—	878	—	1,754
Costs from transition services agreement	787	3,258	1,350	6,342
Income from transition services agreement	(348)	(2,272)	(726)	(4,488)
Employee tax-related matters in foreign operations	—	—	—	(902)
Reversal of environmental accrual at GRW	—	—	—	(197)
Tax expense on sale of UK Operations	1,799	—	287	—
Loss (gain) on sale of business	—	—	234	(367)
Adjusted Earnings from continuing operations	$15,615	$9,833	$23,586	$22,941

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted earnings (loss) per share from continuing operations	$0.42	$0.00	$0.71	$(0.02)
Restructuring and severance costs	0.04	0.12	0.08	0.17
Costs associated with corporate development activities	0.01	0.02	0.01	0.07
Bal Seal acquisition costs	—	—	—	0.23
Cost of accrued Bal Seal retention plans	—	0.15	—	0.30
Inventory step-up associated with Bal Seal acquisition	—	0.03	—	0.06
Costs from transition services agreement	0.03	0.12	0.05	0.23
Income from transition services agreement	(0.01)	(0.08)	(0.02)	(0.16)
Employee tax-related matters in foreign operations	—	—	—	(0.03)
Reversal of environmental accrual at GRW	—	—	—	(0.01)
Tax effect on sale of UK operations	0.07	—	0.01	—
Loss (gain) on sale of business	—	—	0.01	(0.01)
Adjustments to diluted earnings per share from continuing operations	$0.14	$0.36	$0.14	$0.85
Adjusted Diluted Earnings per Share from continuing operations	$0.56	$0.36	$0.85	$0.83
Diluted weighted average shares outstanding	27,913	27,659	27,890	27,734

Adjusted Free Cash Flow from continuing operations - Adjusted Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period and any adjustments that are representative of the Company's cash generation or usage in the period. For 2021 we will adjust free cash flow to remove the cash payment made to Bal Seal employees under the retention plan established by the former owners of Bal Seal. Management believes Free Cash Flow from continuing operations and Adjusted Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations and Adjusted Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses

Free Cash Flow from continuing operations and Adjusted Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Adjusted Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations”, “Expenditures for property, plant & equipment” and “Cash paid for acquired retention plans”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Adjusted Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Six Months Ended	For the Three Months Ended	For the Three Months Ended
	July 2, 2021	April 2, 2021	July 2, 2021
Net cash used in operating activities from continuing operations	$(14,723)	$(2,415)	$(12,308)
Expenditures for property, plant & equipment	(8,102)	(4,678)	(3,424)
Cash paid for acquired retention plans (1)	25,108	25,108	—
Adjusted Free Cash Flow from continuing operations	$2,283	$18,015	$(15,732)
(1) Operating cash flow from continuing operations will include the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners accounted for as compensation under ASC 805

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	July 2, 2021	December 31, 2020
Long-term debt, excluding current portion	$187,358	$185,401
Debt	187,358	185,401
Total shareholders' equity	779,212	746,438
Capitalization	$966,570	$931,839
Debt to Capitalization Ratio	19.4%	19.9%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and UK Composites business and disruption of management time from ongoing business operations relating thereto; (ii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions, including the elimination of Overseas Contingency Operations funding, or automatic sequestration); (iv) the global economic impact of the COVID-19 pandemic; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including the sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions, including the December 2020 Bal Seal incident; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) future repurchases and/or issuances of common stock; (xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth herein and in our 2020 Form 10-K and our Second Quarter Form 10-Q filed August 5, 2021.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
James Coogan
Senior Vice President and Chief Financial Officer
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net sales	$182,394	$177,890	$354,010	$385,212
Cost of sales	120,448	121,222	239,159	260,842
Gross profit	61,946	56,668	114,851	124,370
Selling, general and administrative expenses	38,719	38,396	76,847	91,724
Research and development costs	3,238	2,847	7,464	7,702
Intangible asset amortization expense	2,637	3,637	5,274	6,443
Costs from transition services agreement	999	4,373	1,704	8,513
Cost of acquired retention plans	—	5,704	—	11,407
Restructuring and severance costs	1,516	4,484	2,868	6,279
Loss (gain) on sale of business	—	—	234	(493)
Net loss (gain) on sale of assets	5	(3)	15	(13)
Operating income (loss)	14,832	(2,770)	20,445	(7,192)
Interest expense, net	4,335	5,808	8,586	9,055
Non-service pension and post retirement benefit income	(6,577)	(4,062)	(13,220)	(8,125)
Income from transition services agreement	(442)	(3,050)	(917)	(6,024)
Other expense (income), net	158	(108)	447	110
Earnings (loss) from continuing operations before income taxes	17,358	(1,358)	25,549	(2,208)
Income tax expense (benefit)	5,502	(1,258)	5,709	(1,701)
Earnings (loss) from continuing operations	11,856	(100)	19,840	(507)
Earnings from discontinued operations before gain on disposal, net of tax	—	—	—	—
Gain on disposal of discontinued operations, net of tax	—	—	—	692
Total earnings from discontinued operations	—	—	—	692
Net earnings (loss)	$11,856	$(100)	$19,840	$185

Earnings per share:
Basic earnings (loss) per share from continuing operations	$0.43	$0.00	$0.71	$(0.02)
Basic earnings per share from discontinued operations	0.00	0.00	0.00	0.03
Basic earnings per share	$0.43	$0.00	$0.71	$0.01
Diluted earnings (loss) per share from continuing operations	$0.42	$0.00	$0.71	$(0.02)
Diluted earnings per share from discontinued operations	0.00	0.00	0.00	0.03
Diluted earnings per share	$0.42	$0.00	$0.71	$0.01
Average shares outstanding:
Basic	27,867	27,659	27,841	27,734
Diluted	27,913	27,659	27,890	27,734

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	July 2, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$98,362	$104,377
Restricted cash	—	25,121
Accounts receivable, net	99,361	153,806
Contract assets	114,552	108,645
Contract costs, current portion	3,841	3,511
Inventories	196,133	185,072
Income tax refunds receivable	3,783	5,269
Other current assets	13,194	12,173
Total current assets	529,226	597,974
Property, plant and equipment, net of accumulated depreciation of $240,970 and $228,984, respectively	204,659	210,852
Operating right-of-use assets, net	12,075	12,880
Goodwill	244,480	247,244
Other intangible assets, net	144,204	150,198
Deferred income taxes	36,144	39,809
Contract costs, noncurrent portion	8,332	8,311
Other assets	37,545	39,125
Total assets	$1,216,665	$1,306,393
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$36,543	$60,200
Accrued salaries and wages	37,782	70,552
Contract liabilities, current portion	17,268	39,073
Operating lease liabilities, current portion	4,005	4,305
Income taxes payable	1,555	19
Liabilities held for sale, current portion	—	18,086
Other current liabilities	35,183	36,177
Total current liabilities	132,336	228,412
Long-term debt, excluding current portion, net of debt issuance costs	187,358	185,401
Deferred income taxes	7,293	7,381
Underfunded pension	44,754	69,610
Contract liabilities, noncurrent portion	14,324	11,019
Operating lease liabilities, noncurrent portion	8,681	9,325
Liabilities held for sale, noncurrent portion	—	1,171
Other long-term liabilities	42,707	47,636
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,400,125 and 30,278,668 shares issued, respectively	30,400	30,279
Additional paid-in capital	244,546	238,829
Retained earnings	737,203	728,764
Accumulated other comprehensive income (loss)	(111,848)	(130,821)
Less 2,567,430 and 2,555,785 shares of common stock, respectively, held in treasury, at cost	(121,089)	(120,613)
Total shareholders’ equity	779,212	746,438
Total liabilities and shareholders’ equity	$1,216,665	$1,306,393

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Six Months Ended
	July 2, 2021	July 3, 2020
Cash flows from operating activities:
Net earnings	$19,840	$185
Less: Total earnings from discontinued operations	—	692
Earnings (loss) from continuing operations	$19,840	$(507)
Adjustments to reconcile net earnings from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	18,391	19,814
Amortization of debt issuance costs	882	907
Accretion of convertible notes discount	1,484	1,412
Provision for doubtful accounts	290	314
Loss (gain) on sale of business	234	(493)
Net loss (gain) on sale of assets	15	(13)
Net loss on derivative instruments	566	404
Stock compensation expense	4,225	3,590
Deferred income taxes	2,957	4,124
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	53,232	(11,368)
Contract assets	(4,637)	(9,158)
Contract costs	(349)	(842)
Inventories	(12,205)	(38,029)
Income tax refunds receivable	1,485	(3,382)
Operating right of use assets	781	1,974
Other assets	1,319	135
Accounts payable - trade	(24,068)	(13,872)
Contract liabilities	(18,588)	(11,002)
Operating lease liabilities	(919)	(1,916)
Acquired retention plan payments	(25,108)	—
Other current liabilities	(9,470)	528
Income taxes payable	1,532	(2,658)
Pension liabilities	(22,837)	(15,775)
Other long-term liabilities	(3,775)	(3,587)
Net cash used in operating activities of continuing operations	(14,723)	(79,400)
Cash flows from investing activities:
Proceeds from sale of discontinued operations	—	5,223
Proceeds from sale of business, net of cash on hand	(3,428)	493
Expenditures for property, plant & equipment	(8,102)	(9,592)
Acquisition of businesses, net of cash acquired	—	(304,661)
Other, net	(671)	(366)
Net cash used in investing activities of continuing operations	(12,201)	(308,903)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	—	201,100
Purchase of treasury shares	(390)	(14,168)
Dividends paid	(11,106)	(11,144)
Other, net	876	1,399
Net cash (used in) provided by financing activities of continuing operations	(10,620)	177,187
Net decrease in cash and cash equivalents	(37,544)	(211,116)
Effect of exchange rate changes on cash and cash equivalents	(183)	314
Cash and cash equivalents and restricted cash at beginning of period	136,089	471,540
Cash and cash equivalents and restricted cash at end of period	$98,362	$260,738